Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter and Year Ended December 31, 2018

Reports Net Investment Income of $0.36 per Weighted Average Share and Net Asset Value of $13.22 per Share

Declares First Quarter 2019 Distribution of $0.34 per Share

NEW YORK--(BUSINESS WIRE)--February 27, 2019--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter and year ended December 31, 2018 and reported fourth quarter net investment income of $0.36 per weighted average share. At December 31, 2018, net asset value (“NAV”) per share was $13.22, a decrease of $0.36 per share from September 30, 2018, and a decrease of $0.41 per share from December 31, 2017. The Company also announced that its board of directors declared a first quarter distribution of $0.34 per share, which will be payable on March 29, 2019 to holders of record as of March 15, 2019.

Selected Financial Highlights
(in thousands, except per share data)	December 31, 2018
Investment Portfolio(1)	$2,365,461
Total Assets	$2,448,666
Total Statutory Debt(2)	$1,236,614
NAV	$1,006,269

NAV per Share	$13.22
Statutory Debt/Equity	1.23x

Investment Portfolio Composition	December 31, 2018	Percent of Total
First Lien	$1,173,459	49.6%
Second Lien(1)	686,064	29.0%
Subordinated	65,297	2.8%
Preferred Equity	115,763	4.9%
Investment Fund	180,800	7.6%
Common Equity and Other(3)	144,078	6.1%
Total	$2,365,461	100.0%

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(1)	Includes collateral for securities purchased under collateralized agreements to resell.
(2)	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures. Includes premium received on additional convertible notes issued in September 2016.
(3)	Includes investments held in New Mountain Net Lease Corporation.

We believe that the strength of the Company’s unique investment strategy – which focuses on middle market defensive growth companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only eight portfolio companies, representing approximately $125 million of the cost of all investments made since inception in October 2008, or approximately 1.9% of $6.6 billion, go on non-accrual.

Robert A. Hamwee, CEO, commented: "The fourth quarter represented another strong quarter of performance for NMFC. We more than covered our dividend, originated $265 million of investments and once again had no new investments placed on non-accrual or added to our internal watchlist. Additionally over the last twelve months, we are pleased to have maintained a steady portfolio yield along with stable credit quality.”

“As managers and as significant stockholders personally, we are pleased with the completion of another successful quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe New Mountain’s strategy of focusing on acyclical “defensive growth” industries and on companies that we know well continues to prove a successful strategy and preserves stockholder value.”

Portfolio and Investment Activity1

As of December 31, 2018, the Company’s NAV was approximately $1,006.3 million and its portfolio had a fair value of approximately $2,365.5 million in 93 portfolio companies, with a weighted average YTM at Cost2 of approximately 10.4%. For the three months ended December 31, 2018, the Company made approximately $265.0 million of originations and commitments3. The $265.0 million includes approximately $170.2 million of investments in six new portfolio companies and approximately $94.8 million of follow-on investments in thirteen portfolio companies held as of September 30, 2018. For the three months ended December 31, 2018, the Company had approximately $119.1 million of sales3 and cash repayments3 of approximately $76.2 million.

Consolidated Results of Operations

Quarterly Results

The Company’s total investment income for the three months ended December 31, 2018 and 2017 were approximately $63.5 million and $53.3 million, respectively.

The Company’s total net expenses after income tax expense for the three months ended December 31, 2018 and 2017 were approximately $36.0 million and $26.6 million, respectively. Total net expenses after income tax expense for the three months ended December 31, 2018 and 2017 consisted of approximately $18.2 million and $10.2 million, respectively, of costs associated with the Company’s borrowings and approximately $15.3 million and $13.8 million, respectively, in net management and incentive fees. Since the Company’s initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of December 31, 2018 and 2017 totaled approximately $525.7 million and $281.2 million, respectively. For the three months ended December 31, 2018 and 2017, management fees waived were approximately $2.1 million and $1.2 million, respectively. The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended December 31, 2018 and 2017 were approximately $2.5 million and $2.6 million, respectively.

For the three months ended December 31, 2018 and 2017, the Company recorded approximately ($28.8) million and $0.2 million of net realized and unrealized (losses) gains, respectively.

Annual Results

The Company’s total investment income for the years ended December 31, 2018 and 2017 was approximately $231.5 million and $197.8 million, respectively.

The Company’s total net expenses after income tax expense for the years ended December 31, 2018 and 2017 were approximately $125.4 million and $95.6 million, respectively. Total net expenses after income tax expense for the years ended December 31, 2018 and 2017 consisted of approximately $57.1 million and $37.1 million, respectively, of costs associated with the Company’s borrowings and approximately $58.3 million and $50.4 million, respectively, in net management and incentive fees. For the years ended December 31, 2018 and 2017, management fees waived were approximately $6.7 million and $5.6 million, respectively, and incentive fees waived were approximately $0 and $1.8 million, respectively. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the years ended December 31, 2018 and 2017 were approximately $10.0 million and $8.1 million, respectively.

For the years ended December 31, 2018 and 2017, the Company recorded approximately ($33.7) million and $7.2 million in net realized and unrealized (losses) gains, respectively.

Liquidity and Capital Resources

As of December 31, 2018, the Company had cash and cash equivalents of approximately $49.7 million and total statutory debt outstanding of approximately $1,236.6 million4, which consisted of approximately $512.6 million of the $615.0 million of total availability on the Holdings Credit Facility, $60.0 million of the $135.0 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $57.0 million of the $100.0 million of total availability on the Company’s secured revolving credit facility (the “DB Credit Facility”), $270.3 million5 of convertible notes outstanding and $336.8 million of unsecured notes outstanding. Additionally, the Company had $165.0 million of SBA-guaranteed debentures outstanding as of December 31, 2018.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations, where the risk of loss has materially increased since the original investment, would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status and the final development could be an actual realization of a loss through a restructuring or impaired sale.

As of December 31, 2018, one portfolio company had an investment rating of “4”. The Company’s investment in this portfolio company had an aggregate cost basis of approximately $1.5 million and an aggregate fair value of approximately $0.1 million.

Recent Developments

The Company had approximately $123.4 million of originations and commitments since the end of the fourth quarter through February 22, 2019. This was offset by approximately $3.0 million of repayments during the same period.

On January 8, 2019 and January 25, 2019, the Company entered into certain Joinder Supplements (the "Joinders") to add Old Second National Bank and Sumitomo Mitsui Trust Bank, Limited, New York, respectively, as new lenders under the Holdings Credit Facility. After giving effect to the Joinders, the aggregate commitments of the lenders under the Holdings Credit Facility equals $675.0 million. The Holdings Credit Facility continues to have a revolving period ending on October 24, 2020, and will still mature on October 24, 2022.

On February 14, 2019, the Company completed a public offering of 4,312,500 shares of their common stock (including 562,500 shares of common stock that were issued pursuant to the full exercise of the overallotment option granted to the underwriters to purchase additional shares) at a public offering price of $13.57 per share. The Investment Adviser paid all of the underwriters' sales load of $0.42 per share and an additional supplemental payment of $0.18 per share to the underwriters, which reflects the difference between the public offering price of $13.57 per share and the net proceeds of $13.75 per share received by the Company in this offering. All payments made by the Investment Adviser are not subject to reimbursement by the Company. The Company received total net proceeds of approximately $59.3 million in connection with this offering.

On February 22, 2019, the Company’s board of directors declared a first quarter 2019 distribution of $0.34 per share payable on March 29, 2019 to holders of record as of March 15, 2019.

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[1]	Includes collateral for securities purchased under collateralized agreements to resell.
[2]	References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.
[3]	Excludes revolving credit facilities, netbacks, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
[4]	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.
[5]	Includes premium received on additional convertible notes issued in September 2016.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Thursday, February 28, 2019, to discuss its fourth quarter 2018 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)

	December 31, 2018	December 31, 2017
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $1,868,785 and $1,438,889, respectively)	$1,861,323	$1,462,182
Non-controlled/affiliated investments (cost of $78,438 and $180,380, respectively)	77,493	178,076
Controlled investments (cost of $382,503 and $171,958, respectively)	403,137	185,402
Total investments at fair value (cost of $2,329,726 and $1,791,227, respectively)	2,341,953	1,825,660
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	23,508	25,212
Cash and cash equivalents	49,664	34,936
Interest and dividend receivable	30,081	31,844
Receivable from affiliates	288	343
Other assets	3,172	10,023
Total assets	$2,448,666	$1,928,018

Liabilities
Borrowings
Holdings Credit Facility	$512,563	$312,363
Unsecured Notes	336,750	145,000
Convertible Notes	270,301	155,412
SBA-guaranteed debentures	165,000	150,000
NMFC Credit Facility	60,000	122,500
DB Credit Facility	57,000	–
Deferred financing costs (net of accumulated amortization of $22,234 and $16,578, respectively)	(17,515)	(15,777)
Net borrowings	1,384,099	869,498
Payable for unsettled securities purchased	20,147	–
Interest payable	12,397	5,107
Management fee payable	8,392	7,065
Incentive fee payable	6,864	6,671
Payable to affiliates	1,021	863
Deferred tax liability	1,006	894
Other liabilities	8,471	2,945
Total liabilities	1,442,397	893,043
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 76,106,372 and 75,935,093 shares issued and outstanding, respectively	761	759
Paid in capital in excess of par	1,035,629	1,053,468
Accumulated overdistributed earnings	(30,121)	(19,252)
Total net assets	$1,006,269	$1,034,975
Total liabilities and net assets	$2,448,666	$1,928,018

Number of shares outstanding	76,106,372	75,935,093
Net asset value per share	$13.22	$13.63

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)

	Year Ended December 31,
	2018	2017	2016
Investment income
From non-controlled/non-affiliated investments:
Interest income	$153,645	$145,283	$140,983
Dividend income	486	159	220
Non-cash dividend income	5,912	811	–
Other income	12,174	8,751	7,708
From non-controlled/affiliated investments:
Interest income	2,028	2,808	4,538
Dividend income	6,714	3,498	3,728
Non-cash dividend income	12,333	12,627	156
Other income	1,832	1,186	1,193
From controlled investments:
Interest income	6,226	1,709	1,904
Dividend income	21,731	15,740	4,073
Non-cash dividend income	6,648	4,415	3,023
Other income	1,736	819	558
Total investment income	231,465	197,806	168,084
Expenses
Incentive fee	26,508	25,101	22,011
Management fee	38,530	32,694	27,551
Interest and other financing expenses	57,050	37,094	28,452
Professional fees	4,497	3,658	3,087
Administrative expenses	3,629	2,779	2,683
Other general and administrative expenses	1,913	1,636	1,589
Total expenses	132,127	102,962	85,373
Less: management and incentive fees waived	(6,709)	(7,442)	(4,824)
Less: expenses waived and reimbursed	(276)	(474)	(725)
Net expenses	125,142	95,046	79,824
Net investment income before income taxes	106,323	102,760	88,260
Income tax expense	291	556	152
Net investment income	106,032	102,204	88,108
Net realized (losses) gains:
Non-controlled/non-affiliated investments	(18,047)	(39,734)	(16,717)
Non-controlled/affiliated investments	8,387	–	–
Controlled investments	3	–	–
Net change in unrealized (depreciation) appreciation:
Non-controlled/non-affiliated investments	(30,758)	56,340	30,742
Non-controlled/affiliated investments	(2,344)	(4,748)	1,315
Controlled investments	10,896	(798)	8,074
Securities purchased under collateralized agreements to resell	(1,704)	(4,006)	(486)
(Provision) benefit for taxes	(112)	140	642
Net realized and unrealized (losses) gains	(33,679)	7,194	23,570
Net increase in net assets resulting from operations	$72,353	$109,398	$111,678
Basic earnings per share	$0.95	$1.47	$1.72
Weighted average shares of common stock outstanding-basic	76,022,375	74,171,268	64,918,191
Diluted earnings per share	$0.91	$1.38	$1.60
Weighted average shares of common stock outstanding-diluted	88,627,741	83,995,395	72,863,387
Distributions declared and paid per share	$1.36	$1.36	$1.36

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York based investment firm focused on long-term business-building and growth investments. The firm currently manages private equity, public equity, and credit funds with over $20 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505